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[LOGO]                                                Contact: Stephen H. Hoefer
NEWS SERVICE                                           Agway Inc., P.O. Box 4933
                                                        Syracuse, New York 13221
                                                      Phone: Office 315.449.6474
                                                               FAX: 315.449.6281
                                                        Email: shoefer@agway.com
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FOR IMMEDIATE RELEASE
March 6, 2002


           AGWAY ANNOUNCES PLAN TO STRENGTHEN, REFOCUS THE COOPERATIVE
                --COMPANY EVALUATING SALE OF CERTAIN BUSINESSES--

(Syracuse, N.Y. - March 6, 2002) - Agway President and Chief Executive Officer Donald P. Cardarelli today announced details of a comprehensive plan designed to refocus the Cooperative on a select group of businesses and significantly strengthen the Cooperative for long-term success.

     "After a long and careful process, Agway has elected to focus its resources on a select group of businesses where we are well-positioned for profitability, future growth and service to our farm and other customers," said Cardarelli.

     According to Cardarelli, Agway will retain four selected business segments:
ANIMAL FEED AND NUTRITION; ENERGY PRODUCTS; FRESH PRODUCE; AND AGRICULTURAL TECHNOLOGIES.

     "These businesses have combined annual sales exceeding $1 billion and they have a clear history and connection to our farm and cooperative heritage," explained Cardarelli.

     At the same time, Agway is taking steps to divest several other business units.

     "We have also made decisions regarding four lines of business - TELMARK, AGWAY INSURANCE, AGRONOMY AND SEEDWAY - that we will immediately begin taking steps to exit," reported Cardarelli. "The successful sale of these businesses would benefit Agway by allowing us to strengthen our capital structure and reduce debt. Also, the businesses we are choosing to exit are good businesses that would benefit from owners who will dedicate appropriate resources to them."

     "We want our customers and business associates at every level to remember that it's business as usual throughout Agway as we implement this plan," said Cardarelli.

                                      # # #


Additional information of Agway's business units is contained on the enclosed Editorial Backgrounder.


             AGWAY INC., PO BOX 4933, SYRACUSE, NEW YORK 13221-4933

                             EDITORIAL BACKGROUNDER

THE FOLLOWING IS BACKGROUND INFORMATION FOR THE BUSINESSES THAT AGWAY WILL FOCUS
ON:

     ANIMAL FEED AND NUTRITION: Agway is the number one supplier of animal feed products in the Northeast, and a long-time leader in technical expertise and product innovation. The Northeast region is a large dairy market that includes the number three and four states nationally in milk production - New York and Pennsylvania, respectively. Our animal feed business segment consists of Agway Feed and Nutrition, which primarily serves dairy producers in New York and Pennsylvania as well as Agway dealers, and Feed Commodities International, which serves producers in New England.

     ENERGY PRODUCTS: Agway Energy Products (AEP) has been a cornerstone of the Cooperative since 1936. While still providing thousands of farmers with their energy needs, AEP has built upon the Cooperative's strong reputation to become a leading provider of fuel and energy equipment in the Northeast, serving nearly 500,000 farms, homes and businesses.

     FRESH PRODUCE: Providing fresh produce to consumers in various market segments is a tangible way to "link what farmers produce with what consumers want." Agway's Country Best Produce business is a leading provider of potatoes, onions and other fresh produce to large chain store customers in the Eastern United States. Through an integrated network of fresh produce operations, Country Best is uniquely positioned to meet the needs of major grocers and foodservice customers.

     AGRICULTURAL TECHNOLOGIES: This segment consists of new technologies that complement Agway's feed and produce segments. These technologies are key to the successful linking of farm-produced commodities and the consumer marketplace. The businesses in this segment include CPG Nutrients, which developed and manufactures Optigen(R) 1200, a concentrated source of controlled release nitrogen for dairy cows; and CPG Technologies, the developer of FreshSeal(TM) food preservation products.

THE FOLLOWING IS BACKGROUND INFORMATION OF THE BUSINESSES THAT AGWAY INTENDS TO
EXIT:

     AGRONOMY: Agway Agronomy is a seasonal, asset intensive business that sells fertilizer, crop protectants and farm seed. This business consists of Milford Fertilizer, Andgrow Fertilizer, Reading Bone Fertilizer, Agway Farm Seed as well as Agway crops centers and agronomy storage facilities. Over the last few years, Agway Agronomy has undergone significant change as we sold or closed many of our crops centers in New England, New York and Pennsylvania. As this market has shifted away from the traditional Agway territory, sales to Agway members have declined. There is significant value in Agway's agronomy business that can be realized through a sale of the agronomy business to a buyer who is better positioned to participate in this changing environment. Agway has engaged the investment banking firm AgriCapital Corporation to assist us in selling this business.

     SEEDWAY: Seedway sells turf, vegetable and farm seed throughout the Eastern United States. The seed industry has changed dramatically since Agway first acquired this business in 1987. While profitable, continued growth and success in this business would require a commitment of resources in the future. Given its relationship to agronomy - and Agway's decision to reposition away from this area - we believe it is best to divest of this entity now and recapture the value we have built in this business over the last decade. AgriCapital will also assist in the sale of Seedway.

     TELMARK: Beginning as a small agricultural leasing company started by Agway in 1964, Telmark has evolved into a national lease financing source for farming, forestry, construction and other rural businesses. With a lease portfolio now totaling more than $700 million, Telmark's growth is dependent on ready access to capital. Today, Telmark dividends to Agway are limited so that Telmark may retain its earnings to support its natural growth and to optimize its ability to attract debt capital. This approach has been appropriate to date and would be for the near-term future if Agway were to keep Telmark. Given Telmark's size, however, its potential for future growth would be better with an owner that can more readily access capital markets (in particular, the equity capital markets) than Agway can as a cooperative. Telmark has a strong history of earnings growth and is considered an extremely attractive business in an industry that continues to consolidate around large financial companies. The sale of Telmark is designed to allow Agway to maximize its value in Telmark by converting this asset into cash, which can be directly applied to restructuring Agway's capital and reducing long-term debt. It would also enable Telmark to continue to grow and prosper. We have engaged the investment banking firm Goldman, Sachs & Co. to assist us in finding an appropriate buyer for Telmark.

     AGWAY INSURANCE: Serving the insurance needs of farmers and other rural customers in ten states, the insurance company has developed a successful market niche. This business is profitable but operates at a competitive disadvantage to larger and better capitalized companies. We believe it is in the long-run best interest of both Agway and the insurance company for Agway Insurance to be associated with another entity that will focus capital resources on growing the business. Now is an appropriate time to explore that change and recognize the greatest value for Agway. We have engaged the investment banking firm Capital Formation Group of Rochester to assist us in finding an appropriate buyer for this business.

     Editor's  Note:  This press  release  is  available  on Agway's  website at
                      www.agway.com/news.
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Forward  Looking  and  Cautionary  Statement - Some of the  information  in this
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document  contains  projections or other  forward-looking  statements  regarding future events or the future financial performance of the Company. Agway wishes to caution you that these statements are only predictions and that actual events or results may differ materially. Agway refers you to the documents the Company
files  from  time  to  time  with  the  Securities   and  Exchange   Commission,
specifically, the Company's most recent Form 10-K and Form 10-Q. These documents contain and identify important factors that could cause the actual results to differ materially from those contained in Agway's projections or forward looking statements.
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